EXHIBIT 10.39

INTERNET PHOTONICS, INC.
AMENDED AND RESTATED
2000 CORPORATE STOCK OPTION PLAN

1 GENERAL

1.1 Purpose.

The purposes of this Amended and Restated 2000 Corporate Stock Option Plan (the “Plan”) are to: (1) closely associate the interests of the employees of Internet Photonics, Inc., a Delaware corporation (the “Company”) and its Subsidiaries and Affiliates with the shareholders by reinforcing the relationship between participants’ rewards and shareholder gains; (2) provide employees and other interested persons with an equity ownership in the Company commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels for employees; (4) provide an incentive to employees for continuous employment with the Company; and (5) offer a means to deliver equity-based rewards to non-employee directors, consultants, advisors and service providers. This Plan amends and restates in its entirety the Internet Photonics, Inc. 2000 Corporate Stock Option Plan adopted on October 1, 2000, as modified on March 6, 2001, May 18, 2001 and September 30, 2001.

1.2 Administration.

1.2.1	The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee of individuals appointed by the Board (the “Committee”), as constituted from time to time. The Committee shall consist of at least one member of the Board. Notwithstanding the foregoing, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. At any time after any of the common stock of the Company (the “Common Stock”) is registered pursuant to the Securities Act of 1933, as amended, the Committee members will not participate in the Plan and for a period of one year after service on the Committee, Committee members shall not be eligible for selection as persons to whom stock options may be granted under the Plan.

1.2.2	The Committee shall have the authority, in its sole discretion and from time to time to:

1.2.2.1	designate the employees, classes of employees or other persons eligible to participate in the Plan;

1.2.2.2	grant awards provided in the Plan in such form and amount as the Committee shall determine;

1.2.2.3	impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

1.2.2.4	interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

1.2.3	Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

1.3 Eligibility for Participation.

Participants in the Plan shall be selected by the Committee and may be any employees, officers, directors (whether or not also employees), consultants, advisors or service providers of, or to, the Company and its Subsidiaries and Affiliates. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability, success and sound growth.

1.4 Types of Awards Under Plan.

Awards under the Plan may be in the form of Incentive Stock Options, as described in Article II, or in the form of Nonqualified Stock Options, as described in Article III, provided that Incentive Stock Options may not be granted in tandem with Nonqualified Stock Options. Incentive Stock Options and Nonqualified Stock Options are collectively referred to herein as an “Option” or as “Options.” The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant an Incentive Stock Option or a Nonqualified Stock Option. The granting of an Option shall not entitle a person to, nor disqualify such person from, participation in any other grant of Options or other awards.

1.5 Aggregate Limitation on Awards.

1.5.1.1.1	Shares of stock which may be issued under the Plan shall be authorized but unissued or treasury shares, or partly each, of Common Stock. The maximum number of shares of Common Stock which may be issued under the Plan shall be 195,468,897 (including the 430,728 shares of Common Stock issued prior to June 1, 2002 pursuant to the exercise of Options previously granted hereunder), subject to adjustment as provided in Section 4.10.

From time to time, the Board (with shareholder approval, as and when required by applicable law) may adjust the maximum number of shares of Common Stock which may be issued under the Plan.

1.5.1.1.2	For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

1.5.1.1.3	Any shares of Common Stock subject to an Option which for any reason is terminated unexercised, or expires, shall again be available for issuance under the Plan.

1.5.1.1.4	If any Option is exercised by delivering previously owned shares in payment of the option price, the number of shares so delivered to the Company shall not again be available for purposes of the Plan. If any Option is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto and not issued thereunder shall again be available for purposes of the Plan.

1.6 Effective Date and Term of Plan.

The Plan has been adopted and implemented by the Board with a term to be effective beginning October 1, 2000, the date of Board approval of the Plan. The term of this Plan shall be for ten (10) years from the effective date. No Options or other awards may be granted under this Plan subsequent to September 30, 2010.

2 INCENTIVE STOCK OPTIONS

2.1 Award of Incentive Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan who is an employee of the Company or its Subsidiaries one or more “incentive stock options” (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to purchase the number of shares of Common Stock allotted by the Committee. The date of grant of an Incentive Stock Option shall be the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

2.2 Incentive Stock Option Agreements.

The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option agreement, executed by the Company and the optionee, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and such other terms and conditions, in such form as the Committee may from time to time determine. The provisions of such agreements, or amendments thereto, need not be identical.

2.3 Incentive Stock Option Price.

The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted, except that in the case of an Incentive Stock Option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a “Ten Percent Employee”), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 2.03, an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

2.4 Term and Exercise.

Each Incentive Stock Option shall vest and become exercisable at such time or times and/or upon the occurrence of such event or events as provided by the Committee. Unless otherwise determined by the Committee and reflected in the Incentive Stock Option agreement or an amendment thereto, a stock option shall be vested and exercisable from its date of grant. Unless a shorter period is provided by the Committee or another Section of this Plan, each Incentive Stock Option may be exercised during a period of no more than ten years from the date of grant thereof, or five years in the case of an Incentive Stock Option granted to a Ten Percent Employee. No Incentive Stock Option shall be exercised after the expiration of its option term. An Incentive Stock Option to the extent exercisable at any time may be exercised in whole or in part.

2.5 Maximum Amount of Incentive Stock Option Grant.

Subject to the possible exercise of discretion contemplated in the last sentence of this Section 2.05, the aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee that becomes first exercisable in any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Incentive Stock Option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonqualified Stock Options.

2.6 Death of Optionee.

2.6.1	Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee’s estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee during such exercise period as may be set by the Committee, provided that such exercise occurs prior to the expiration date of the Incentive Stock Option or within one year after the date of the optionee’s death, whichever is the shorter period.

2.6.2	The provisions of this Section 2.06 shall apply notwithstanding the fact that the optionee’s employment may have terminated prior to death, provided that also in such case the Incentive Stock Option may only be exercised to the extent exercisable on the date of death.

2.7 Termination for Retirement or Disability.

Upon the termination of the optionee’s employment by reason of permanent disability (as determined under any employment agreement executed and delivered between the optionee and the Company, or, if no such employment agreement exists, then within the meaning of Section 22(e)(3) of the Code) or retirement under any retirement plan of the Company (as each is determined by the Committee), the optionee may, within a period set by the Committee of up to one year from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment.

2.8 Termination for Other Reasons.

Except as specifically provided in Sections 2.06 and 2.07, or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate at such time as may be specified in the Incentive Stock Option agreement.

2.9 Manner of Payment.

Each Incentive Stock Option Agreement shall set forth the procedure governing the exercise of the Incentive Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or, if the Committee determines upon the grant of an Incentive Stock Option, with the proceeds of a loan from the Company; provided that such loan shall be evidenced by a promissory note containing terms and conditions deemed appropriate by the Committee, except that any loan made with respect to an Incentive Stock Option shall bear interest at a rate such that no portion of the principal amount of the loan shall be treated as unstated or imputed interest or result in original issue discount under Treasury Regulation § 1.421-7(e) and Sections 483 or 1272-1275 of the Code, or under corresponding provisions of any future Internal Revenue laws or regulations; provided further, that upon consummation of an initial public offering of the Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, if and to the extent permitted by the Committee, payment may be made with previously owned Common Stock. If the option price is paid in cash, the exercise of the Incentive Stock Option shall not be deemed to occur and no shares of Common Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the option price. The date of exercise of an Option shall be determined under procedures established by the Committee.

2.10 Restrictions on Certain Shares.

As soon as practicable after the date of exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder. Notwithstanding the foregoing, a number of shares of Common Stock received upon the exercise of the Options shall be subject to certain restrictions. The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the Options minus: (i) the number of unrestricted shares received from the optionee upon exercise which have a fair market value on the date of the Option exercise equal to all, or that portion of the option price paid in shares for shares received; and (ii) the number of shares which have a fair market value on the date of the Option exercise equal to the applicable federal, state and local withholding tax on the total Option exercise and any brokerage commission or interest charges, if applicable, to the exercise. The restrictions on these shares of Common Stock, each of which may be set forth in separate agreements or documents, shall be as follows:

2.10.1	The shares of Common Stock acquired hereunder may be the subject of a buy-back agreement in the form determined by the Committee and the obligation of the Company to issue shares hereunder shall be contingent upon the optionee’s execution of such buy-back agreement. In addition, and subject to any restrictions which may arise by any separate shareholder agreements or other similar obligations, unless otherwise consented or agreed to by the Committee, prior to the consummation of an initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, the optionee shall be prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of the expiration of the Option term or termination of the optionee’s employment for any reason.

2.10.2	The restrictions shall apply to any new, additional or different securities the optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company, and to any permitted transferee.

2.10.3	Until such time as the restrictions hereunder lapse, the share certificate representing such shares shall contain a restrictive legend evidencing said restrictions. Alternatively, the optionee shall be required to deposit the share certificates with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

2.10.4	By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing within five days after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of Incentive Stock Option granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two (2) years following the date the Incentive Stock Option was granted, or (b) the date one year following the date the Incentive Stock Option was exercised.

3 NONQUALIFIED STOCK OPTIONS

3.1 Award of Nonqualified Stock Options.

The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more “nonqualified stock options” (“Nonqualified Stock Options”) (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) to purchase the number of shares of Common Stock allotted by the Committee. Nonqualified Stock Options may be granted to any employee, officer or director (whether or not also an employee), consultant or advisor of, or provider of services to, the Company, its Subsidiaries and affiliates. The date of grant of a Nonqualified Stock Option shall be the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

3.2 Nonqualified Stock Option Agreements.

The grant of a Nonqualified Stock Option shall be evidenced by a written Nonqualified Stock Option agreement, executed by the Company and the optionee, stating the number of shares of Common Stock subject to the Nonqualified Stock Option evidenced thereby, and in such form as the Committee may from time to time determine. The provisions of such agreements, or amendments thereto, need not be identical.

3.3 Option Price; Term and Exercise; Expiration.

The option price per share of Common Stock deliverable upon the exercise of a Nonqualified Stock Option shall not be less than 100% of the fair market value of a share of Common Stock on the date the Nonqualified Stock Option is granted.

3.4 Term and Exercise.

Each Nonqualified Stock Option shall vest and become exercisable at such time or times, and/or upon the occurrence of such event or events as provided by the Committee. Unless otherwise determined by the Committee and reflected in the Nonqualified Stock Option agreement or an amendment thereto, a stock option shall be vested and exercisable from its date of grant. Unless a shorter period is provided by the Committee or another Section of this Plan, each Nonqualified Stock Option may be exercised during a period of no more than ten years from the date of grant thereof. The Committee, in its discretion, may specify certain events, including but not limited to those set forth in Sections 2.06, 2.07 and 2.08, which may extend or terminate the option term and which may be applicable to Nonqualified Stock Options issued pursuant to this Plan. No Nonqualified Stock Option shall be exercised after the expiration of its option term. A Nonqualified Stock Option to the extent exercisable at any time may be exercised in whole or in part.

3.5 Manner of Payment.

Each Nonqualified Stock Option Agreement shall set forth the procedure governing the exercise of the Nonqualified Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or, subject to the prior approval of the Committee, with the proceeds of a loan from the Company; provided that such loan shall be evidenced by a promissory note containing terms and conditions deemed appropriate by the Committee; provided further, that upon consummation of an initial public offering of the Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, if and to the extent permitted by the Committee, payment may be made with previously owned Common Stock. If the option price is paid in cash, the exercise of the Nonqualified Stock Option shall not be deemed to occur and no shares of Common Stock will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the option price. The date of exercise of an Option shall be determined under procedures established by the Committee.

3.6 Restrictions on Certain Shares.

As soon as practical after the date of exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder. Notwithstanding the foregoing, the shares issued shall be subject to certain restrictions and limitations, as may be determined by the Company or the Committee, to the extent provided in and consistent with Section 2.10.

4 MISCELLANEOUS

4.1 General Restriction.

Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the optionee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part and no shares shall be issued unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2 Non-Assignability.

No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or, in the case of the disability of the recipient, by such person’s guardian or legal representative.

4.3 Withholding Taxes.

Upon the exercise of a Stock Option or transfer of shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any Federal, state, local or foreign income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

4.4 Right to Terminate Employment.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of or other service relationship with the Company or affect any right which the Company may have to terminate the employment of or other service relationship with such participant, or of the Board or shareholders to elect and remove non-employee directors.

4.5 Non-Uniform Determinations.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.6 Rights as a Shareholder.

The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to the recipient.

4.7 Definitions.

In this Plan the following definitions shall apply:

4.7.1	“Subsidiary” means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by the Company or any subsidiary thereof.

4.7.2	“Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

4.7.3	“Fair market value” as of any date and in respect of any share of Common Stock means the fair market value of shares of Common Stock as determined by the Committee in such manner as it may in good faith deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value; provided further that fair market value may not, in the case of an Incentive Stock Option, be less than the fair market value as required by Section 422 of the Code. Notwithstanding the foregoing ability of the Committee to determine the fair market value of the Common Stock, if the Common Stock is listed on any such stock exchange listed below, the fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no sale price quotations for any particular date as of which fair market value is to be determined, the Committee shall use such average of sale price quotations available as the Committee shall in good faith determine are applicable to the fair market value of the Common Stock.

4.8 Leaves of Absence.

The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

4.9 Newly Eligible Employees.

The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

4.10 Adjustments.

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding Options and the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding Options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such stock had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding Option and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding Option, the number and kind of shares of stock or other securities (and in the case of outstanding Options, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 4.10, the aggregate option price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number. No adjustment or substitution provided for in this Section 4.10 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

If any such adjustment or substitution provided for in this Section 4.10 requires the approval of shareholders in order to enable the Company to grant Incentive Stock Options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the effect of any such adjustment or substitution would be to cause the Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Option.

4.11 Amendment of the Plan.

The right to amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no amendment of the Plan shall be made without shareholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive Incentive Stock Options under the Plan, (b) to increase the number of shares with respect to which Incentive Stock Options may be granted under the Plan, (c) to extend the term of the Plan or (2) if shareholder approval of the amendment is at the time required by the rules of any stock exchange on which the Common Stock may then be listed or under applicable law. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of an Option under the Plan, adversely affect the rights of such holder with respect thereto.

CERTIFICATE

     The undersigned, Steven M. Waszak, Chief Financial Officer of Internet Photonics, Inc. (the “Company”) hereby certifies that the Internet Photonics, Inc. Amended and Restated 2000 Corporate Stock Option Plan was approved by the Board of Directors of the Company on June 30, 2002 and the stockholders of the Company on July 1, 2002.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 1st day of July 2002.

By:	/s/ Steven Waszak

Name:	Steven Waszak
Title:	Chief Financial Officer

ADDENDUM

Effective upon the filing of the Fourth Amended and Restated Certificate of Incorporation of Internet Photonics, Inc. (the “Company”) with the Secretary of State if the State of Delaware on August 20, 2002, pursuant to which the Company is effecting a one for twenty reverse stock split, the text in Section 1.05(a) of the Company’s Amended and Restated 2000 Corporate Stock Option Plan which reads “195,468,897 (including the 430,728 shares of Common Stock issued prior to June 1, 2002 pursuant to the exercise of Options previously granted hereunder)” shall be properly read as follows “9,773,442 (including 21,534 shares of Common Stock issued prior to June 1, 2002 pursuant to the exercise of Options previously granted hereunder (which number of shares has been adjusted to give effect to the reverse stock split))”.

By:	/s/ Steven M. Waszak

Steven M. Waszak
Corporate Secretary

SECOND ADDENDUM

Effective upon the filing of the Fifth Amended and Restated Certificate of Incorporation of Internet Photonics, Inc. (the “Company”) with the Secretary of State of the State of Delaware on September 26, 2003, the text in Section 1.05(a) of the Company’s Amended and Restated 2000 Corporate Stock Option Plan, as amended by the Addendum, which reads “9,773,442 (including 21,534 shares of Common Stock issued prior to June 1, 2002 pursuant to the exercise of Options previously granted hereunder (which number of shares has been adjusted to give effect to the reverse stock split))” shall properly read as follows: “14,189,415 (including the shares of Common Stock issued pursuant to the exercise of Options previously granted hereunder)”.

By:	/s/ Steven M. Waszak

Steven M. Waszak
Corporate Secretary